UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2009 (November 5, 2009)

SPONGETECH DELIVERY SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-100925	54-2077231
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 West 33rd Street, Suite 518
New York, New York 10001
 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (212) 695-7850

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry Into a Material Definitive Agreement

On November 5, 2009, SpongeTech Delivery Systems, Inc. (“SpongeTech”) and R.M. Enterprises International Inc. (an entity in which SpongeTech’s directors and officers hold direct and/or indirect ownership interests, and of which certain of SpongeTech’s officers and directors serve as officers and/or directors)  (“RM”) entered into a Settlement Agreement (the “Settlement Agreement”) with GetFugu, Inc. (“GetFugu”).  By way of background, on September 8, 2009, SpongeTech announced that it intended to invest $4 million into GetFugu`s mobile-based web search and e-commerce technology. An aggregate of $1,750,000 was advanced to GetFugu in anticipation of the entry into a definitive investment agreement. On September 24, 2009, SpongeTech announced the rescission of investment plans in GetFugu and that GetFugu had advised SpongeTech that it currently did not have the funds to repay the $1,750,000 and that it was seeking alternative financing sources to fund a reimbursement. On September 30, 2009, SpongeTech filed a lawsuit in the United States District Court for the Southern District of New York against GetFugu (the “Lawsuit”). The complaint alleged breach of contract, breach of fiduciary duty, common law fraud, conversion, willful misconduct and unlawful appropriation of funds by GetFugu and sought to recover the funds which were previously delivered to GetFugu.

Pursuant to the Settlement Agreement, the parties agreed to an immediate dismissal of the Lawsuit with prejudice, and each of SpongeTech and RM released GetFugu, and GetFugu released each of SpongeTech and RM, from any claims, rights, damages or obligations against the other, including without limitation and causes of action that either were asserted or could have been asserted in the Lawsuit. In addition, GetFugu agreed to issue to SpongeTech and RM an aggregate of 5,250,525 shares of common stock of GetFugu (the “Shares”) in consideration for the $1,750,000 which GetFugu had previously received, and granted piggy-back registration rights with respect to the Shares.  SpongeTech will also be placed on GetFugu’s mobile search platform.

The foregoing summary of the agreements and transactions described in above is qualified in its entirety by reference to the definitive transaction documents, copies of which are attached as exhibits to the this Current Report on Form 8-K.

The Company announced this event by press release on November 6, 2009, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Settlement Agreement dated November 5, 2009 by and between SpongeTech Delivery Systems, Inc., R.M. Enterprises International, Inc. and GetFugu, Inc.
10.2	Form of Subscription Agreement dated November 5, 2009 by and between SpongeTech Delivery Systems, Inc., R.M. Enterprises International, Inc. and GetFugu, Inc.
99.1	Press Release dated November 6, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SpongeTech Delivery Systems, Inc.

Date: November 6, 2009	By:	/s/ Steven Moskowitz
Steven Moskowitz
Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Settlement Agreement dated November 5, 2009 by and between SpongeTech Delivery Systems, Inc., R.M. Enterprises International, Inc. and GetFugu, Inc.
10.2	Form of Subscription Agreement dated November 5, 2009 by and between SpongeTech Delivery Systems, Inc., R.M. Enterprises International, Inc. and GetFugu, Inc.
99.1	Press Release dated November 6, 2009.